Exhibit 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Franklin Street Properties Corp. (the "Company") for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Barbara J. Corinha, Vice President, Chief Operating Officer (equivalent of Chief Financial Officer), Treasurer and Secretary of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

            (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Dated: November 12, 2003               /s/ Barbara J. Corinha
                                       ----------------------------------------
                                       Barbara J. Corinha
                                       Vice President, Chief Operating Officer
                                       (equivalent of Chief Financial Officer),
                                       Treasurer and Secretary


A signed original of this written statement required by Section 906 has been provided to Franklin Street Properties Corp. and will be retained by Franklin Street Properties Corp. and furnished to the Securities and Exchange Commission or its staff upon request.